Exhibit 99.1
For Release February 26, 2007 — 4:00 p.m. PST
STERLING FINANCIAL CORPORATION OF SPOKANE,
WASHINGTON, ANNOUNCES QUARTERLY CASH DIVIDEND OF
$0.08 PER SHARE
Spokane, Washington, February 26, 2007 — Sterling Financial Corporation (NASDAQ:STSA) announced today that its board of directors unanimously approved a quarterly cash dividend of $0.08 per share of common stock. The dividend will be paid on April 11, 2007, to shareholders of record as of March 30, 2007. All communications regarding the cash dividend will be forwarded to shareholders through Sterling’s transfer agent, American Stock Transfer & Trust Company.
Harold Gilkey, Chairman and Chief Executive Officer, commented, “This increase reflects the continued confidence of Sterling’s board of directors in our ability to generate strong cash flow that supports a dividend payment in addition to funding the current and future growth initiatives of Sterling’s operations. Future cash dividend payments will be subject to ongoing review and approval by the board of directors on a quarterly basis.”
Based on the closing price of Sterling Financial Corporation’s common stock on Monday, February 26, 2007, of $33.32 per share, the forthcoming dividend would represent an annual yield of approximately 0.96 percent.
ABOUT STERLING
Sterling Financial Corporation of Spokane, Washington, is a bank holding company of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana. Through Sterling Savings Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices throughout the western region. Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.
Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank’s primary focus is the origination of single-family residential mortgage loans.

FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements, which are not historical facts and pertain to Sterling’s future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.

Sterling Contacts:	Sterling Financial Corporation
Harold B. Gilkey
Chairman and Chief Executive Officer
509-354-8186

Daniel G. Byrne
EVP, Chief Financial Officer
509-458-3711

Media Contact:	Jennifer Lutz
Public Relations Specialist
509-458-2711 Extension 6545